UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2016 (January 19, 2016)
Fifth Street Asset Management Inc. (Exact name of registrant as specified in its charter)
Delaware	001-36701	46-5610118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 West Putnam Avenue, 3rd Floor Greenwich, CT 06830 (Address of principal executive offices) (Zip Code)
(203) 681-3600
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2016, Fifth Street Management LLC (“FSM”), a subsidiary of Fifth Street Asset Management Inc. (the “Company”), entered into a third amended and restated investment advisory agreement (the “Third Amended and Restated Investment Advisory Agreement”) with Fifth Street Finance Corp. (“FSC”). The Third Amended and Restated Investment Advisory Agreement reduces the base management fee payable to FSM on gross assets, excluding cash and cash equivalents, from 2.00% to 1.75% effective as of January 1, 2016. The other commercial terms of FSM’s existing investment advisory relationship with FSC remain unchanged.

The foregoing description of the Third Amended and Restated Investment Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the Third Amendment and Restated Investment Advisory Agreement, attached hereto as Exhibit 10.1 and incorporated by reference herein. In addition, on January 20, 2016, the Company issued a press release announcing the reduction in base management fees payable to FSM by FSC. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

The Company has been named as a defendant in a putative securities class-action lawsuit filed by purchasers of the Company’s shares.  The suit is related to other, previously disclosed shareholder class actions brought by shareholders of FSC, for which FSM serves as investment adviser.  The lawsuit by the Company’s shareholders was filed on January 7, 2016 in the United States District Court for the District of Connecticut and is captioned Ronald K. Linde, etc. v. Fifth Street Asset Management, Inc., et al., Case No. 1:16-cv-00025.  The defendants are the Company, Leonard M. Tannenbaum, Bernard D. Berman, Alexander C. Frank, Steven M. Noreika, Wayne Cooper, Mark J. Gordon, Thomas L. Harrison, and Frank C. Meyer.

The lawsuit asserts claims under §§ 11, 12(a)(2), and 15 of the Securities Act of 1933 on behalf of a putative class of persons and entities who purchased common stock in or pursuant to the Company’s October 30, 2014 initial public offering (the “IPO”).  The complaint alleges that the defendants engaged in a fraudulent scheme and course of conduct to artificially inflate FSC’s assets and investment income and, in turn, the Company’s valuation at the time of its IPO, thereby rendering the Company’s IPO Registration Statement and Prospectus materially false and misleading.  The plaintiffs have not quantified their claims for relief.

The Company believes that the claims are without merit and intends vigorously to defend itself against the plaintiffs’ allegations.

In addition, a second putative shareholder derivative action captioned Scott Avera v. Leonard M. Tannenbaum, et al., Case No. 3:15-cv-01889, was filed in the District of Connecticut on December 31, 2015. The Avera complaint is similar to the Chau complaint that was previously disclosed in the Company’s Current Report on Form 8-K filed with Securities and Exchange Commission on December 16, 2015.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1	Third Amended and Restated Investment Advisory Agreement by and between Fifth Street Management LLC and Fifth Street Finance Corp., dated as of January 19, 2016

99.1	Press Release, dated January 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.

Date: January 20, 2016	By:	/s/ Kerry S. Acocella
		Name:	Kerry S. Acocella
		Title:	Senior Vice President, Legal and Secretary

EXHIBIT INDEX

Exhibit

10.1	Third Amended and Restated Investment Advisory Agreement by and between Fifth Street Management LLC and Fifth Street Finance Corp., dated as of January 19, 2016

99.1	Press Release, dated January 20, 2016